UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011

CLEAN POWER TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51716	98-0413062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 35th Ave N.W., Calgary, Alberta	T2K 0C1
(Address of principal executive offices)	(Zip Code)

 (403) 277-2944
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Clean Power's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. These risks and uncertainties include Clean Power's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in Clean Power's Securities and Exchange Commission filings. The forward looking statements in this Form 8-K speak only as of the date hereof, and Clean Power disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in the Clean Power’s expectations or future events.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 10, 2011, Clean Power Technologies Inc. (the “Company”)  received the consent to act as Secretary and Director of the Company from Maryam Saboohi.  Subsequently, on February 16, 2011, at a meeting of the Board of Directors of the Company, Ms. Saboohi was appointed to  the Board of Directors and as Secretary of the Company.

Ms. Saboohi currently operates her own business and has done so since March, 2006.   She is currently operates a company in the business of wholesale, retail and the rental of linen and other accessories to the hospitality industry and to event organizers.   In addition she is a business consultant and business analyst.

She previously taught at Tehran University and holds a BSC in Mathematics.

Currently the appointed Officers and Directors of the Company are:

Abdul Mitha – Director, President, Chief Executive Officer and acting Chief Financial Officer
Maryam Saboohi – Director and Secretary

Section 8 – Other Events

Item 8.01 – Other Events

 As previously reported in our Form 8-K  filings on December 7, and 21, 2010,  Clean Power Technologies Limited (CPTL) was put into an Administration by certain of the officers and directors of Clean Power Technologies Limited (the Company’s U.K. subsidiary)  (“CPTL”) under the  laws of England and Wales on or about November 25th 2010. With the assistance of the Company’s secured creditor, The Quercus Trust (“QT”) formed an entity called Clean Power Acquisition Limited (CPTA) and on December 21st CPTA purchased the said assets from the Administrator for  a sum of £100,000. On or about January 1st 2011 QT transferred all its shares of CPTA to CPTI thereby making CPTA a wholly owned subsidiary of CPTI.

The said assets were left at the leased premises of CPTL in Newhaven in the custody of Mike Burns (previously the CTO and a Director of CPTI and a Director and officer of CPTL) and on December 21st 2010, QT received written assurance from Mike Burns  that  he would not remove the said assets from the premises, and that he “will safeguard the assets of CPTI Acquisition Company Limited”. The Company has requested the return of the said assets to CPTA, but Burns has refused to surrender and deliver the said assets to CPTA and CPTI.

Legal proceedings, currently funded by existing stockholders of the Company, are being taken in England to recover the said assets.

The Company is preparing to bring CPTI in good standing and to file all delinquent financial statements which are currently pending.  The Company is currently reviewing all its financials and  in a review of communications between the Company’s outside accounting staff and Guy Lindup, the prior CFO of the Company, it has come to the attention of the Company’s current  Board of Directors that Mr. Lindup had concerns in regard to some accounting matters relating to both CPTI and its directors, officers and consultants.   More particularly, Mr. Lindup had asked for a review of certain share issuances and the underlying agreements and reports and expressed concern to the then Board of Directors who requested a review of shares issued in settlement and the expenditures underlying the settlements.  The Company has requested that the Company’s prior accounting consultants provide all information in regard to expenses and charges to the Company to an independent third party Chartered Accountant to make a determination as to whether any shares issued under the settlements should be adjusted in favour of the treasury.   All parties have agreed to abide by the determination of the independent accountant.

Further, Mr. Lindup expressed concern over tax implications to the U.K. officers, directors, and consultants that had accepted shares of common stock of the Company either as compensation for services, for the acquisition of the technology or bonus shares.  A review of the taxation situation was undertaken with the Company’s auditors who rendered an opinion on the effect of taxation on the Company, that the Company had no tax liability in regard to these issuances and had no obligation to withhold tax on the issuance.   However, upon review of the documentation, it is unclear whether any review of the U.K. tax laws was undertaken to determine the implications on the Company and the recipients of the shares. The Company has no access to the analysis undertaken by Mr. Lindup or his recommendations to the respective parties receiving the shares.   The Company has directed its outside consultants and the independent accountant to make inquiries of the U.K. tax authorities to ensure that the Company, during its restructure will not be facing any substantial tax liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER TECHNOLOGIES INC.
May 9, 2011	By: /s/ Abdul Mitha
Abdul Mitha Chief Executive Officer and President